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                                                         EXHIBIT 23.1

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1999 (except the first paragraph of Note 5, as to which the date is April 16, 1999) in the amended Registration Statement (Form S-1 No. 333-79509) and the related Prospectus of Interactive Intelligence, Inc. dated July 14, 1999.

Our audits also included the financial statement schedule of Interactive Intelligence, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                               /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
July 12, 1999